Exhibit 10.23

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT dated as of April 20, 2015 (this “Agreement”) between the EGS, LLC, a Delaware limited liability company (the “Purchaser”), and Merriman Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, subject to the terms and conditions in this Agreement, the Purchaser is purchasing the Note and the Warrants (each as defined herein), subject to the terms and condition hereof.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase of Secured Promissory Note and Common Stock Purchase Warrants. On the terms and subject to the conditions contained in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue to Purchaser, for an aggregate purchase price of $1,000,000, (i) a Secured Promissory Note in the original principal amount of $1,000,000, in the form attached hereto as Exhibit A (the “Note”), and (ii) a Common Stock Purchase Warrant to purchase 500,000 shares of common stock of the Company, in the form attached hereto as Exhibit B (the “Warrants”, and together with the Note, the “Securities”).  The Company’s obligations under the Note shall be secured by a pledge by the Company of all of the capital stock of Merriman Capital, Inc., a California corporation, owned by it (which constitutes 99.998% of the issued and outstanding common stock, par value $0.0001 per share, which is the only class of its capital stock outstanding) pursuant to a stock pledge agreement between the Company and the Purchaser in the form attached hereto as Exhibit C.  All other outstanding indebtedness of the Company shall be subordinated to the prior payment in full of the Note, and any and all liens and security interests securing any of such indebtedness shall be subordinated to the liens and security interests securing the Note, pursuant to an intercreditor agreement among the holders of such other indebtedness, the Purchaser and the Company in the form attached hereto as Exhibit D.

The Purchaser shall be entitled to instruct the Company to issue the Warrants in the name of the members of the Company, as designated by the Purchaser.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

2.1              Authority; Binding Agreements.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The execution, delivery and performance of this Agreement by the Company has been duly approved by all required parties and all other actions required to authorize the offer and sale of the Securities have been duly taken.  The Company has the requisite power and authority to execute and deliver this Agreement, and perform its obligations therein and consummate the transactions contemplated hereby.  When executed and delivered by the Company, this Agreement will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

2.2              No Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable federal and state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

3.             Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

3.1              Due Execution; Enforceability.  The Purchaser has duly executed and delivered this Agreement and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

3.2              Financial Status.  The Purchaser has such knowledge and experience in financial and business matters as will enable the Purchaser to evaluate the merits and risks of an investment in the Company, and the Purchaser has the capacity to protect its own interests in connection with an investment in the Securities.

3.3              Investment Intent.  The Purchaser is acquiring the Securities for its own account as a principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution.  Other than designating that the Warrants be issued in the name of the members of the Purchaser individually, the Purchaser does not have any present intention of selling, granting any participation in or otherwise distributing any such Securities.
3.4

4.             Board Observer Rights.  So long as the Note remains outstanding, the Company shall hold regular meetings of its board of directors at least once per calendar quarter and the Purchaser shall be entitled to designate one (1) observer to the board of directors of the Company, and any committee thereof, which observer shall receive (at the same time and in the same manner provided to the directors) notice of and copies of all materials provided to directors in connection with, and shall be entitled to attend, all meetings of the board of directors of the Company, and any committee thereof.  Such observer shall also receive (at the same time and in the same manner provided to the directors) notice of and copies of all materials provided to the directors of the Company in connection with any actions to be taken by written consent of the board of directors of the Company, and any committee thereof.  The Company shall reimburse Purchaser for all reasonable expenses (including all travel, meal and lodging expenses) incurred by its board observer in connection with attending any meetings described above.

5.             Miscellaneous Provisions.

5.1              Further Assurances. The Purchaser and the Company each hereby covenant to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby, including any required regulatory approvals or any approvals by any applicable governmental authority.

5.2              Assignment.  Except as expressly contemplated in Section 1 hereof, neither party shall have the right or the power to assign or delegate any provision of this Agreement or any rights it may have in, to or under this Agreement except with the prior written consent of the other party.  Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators.

5.3              Interpretation; Counterparts.  The headings contained in this Agreement are for reference purposes only and do not define or limit the provisions hereof.  Section, party, recital, exhibit and preamble references are to this Agreement unless otherwise stated.  This Agreement may be executed by facsimile and in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.

5.4              Entire Agreement.  This Agreement and any agreement referred to herein or executed contemporaneously herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written, and all contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof.  This Agreement may be amended only in a writing executed by the party to be bound thereby.

5.5              No Implied Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.6              Expenses.  Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective costs and expenses incurred in connection with the preparation and execution of this Agreement and the transactions contemplated hereby.

5.7              Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

5.8              GOVERNING LAW.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

5.9              CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH AN ACTION OR PROCEEDING.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT (WHICH MAILING SHALL BE BY CERTIFIED MAIL).  EACH PARTY HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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IN WITNESS WHEREOF, the parties have hereby executed this Subscription Agreement as of the day set forth above and in the acceptance set forth below.

MERRIMAN HOLDINGS, INC.

By:
D. Jonathan Merriman

EGS, LLC

By:
Marshall Geller, Managing Member

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$1,000,000	April 20, 2015 San Francisco, California

FOR VALUE RECEIVED, MERRIMAN HOLDINGS, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of EGS, LLC, a Delaware limited liability company (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE MILLION DOLLARS ($1,000,000) or the principal amount outstanding from time to time under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on April 20, 2016 (the “Maturity Date”) or such earlier date on which all outstanding obligations payable by Maker hereunder become due and payable in accordance with the terms hereof.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to twelve percent (12.00%) calculated on the basis of a 365 day year and the actual number of days elapsed and payable quarterly in arrears on the last business of July, October and January in each year and on the Maturity Date (each, an “Interest Payment Date”); provided, however, that upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), all outstanding principal (and, to the extent permitted by law, accrued interest that was payable, but was not paid, on any prior Interest Payment Date) shall bear interest at a rate per annum equal to fifteen percent (15.00%) calculated on the basis of a 365 day year and the actual number of days elapsed, which interest shall be payable upon demand.  If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.  All accrued and unpaid interest on this Promissory Note shall be payable on the Maturity Date or on such earlier date as this Promissory Note shall be prepaid, in whole or in part.

As additional consideration to Lender, and a material inducement to Lender to loan funds to the Maker pursuant to this Note, Maker agrees to issue to the Lender warrants to purchase Common Stock, $0.0001 par value per share (“Common Stock”), of the Maker (the “Warrants”).  The number of shares of Common Stock issuable upon exercise in full of the Warrants (the “Warrant Shares”) shall be 500,000, the exercise price of the Warrants shall be $1.00 per Warrant Share and the term shall be five years from the date hereof; provided, however, that the exercise price of any Warrants exercised after the occurrence of an Event of Default (as hereinafter defined) (regardless whether such Event of Default is cured or waived) shall be$0.01 per Warrant Share.  The Warrants shall be issued promptly following the date hereof.

Issuer hereby represents and warrants that the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable upon issuance.  The Warrant Shares will not be registered under the Securities Act of 1933, as amended, and will carry legends restricting resale.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

This Promissory Note shall not entitle Lender to any rights as a stockholder of Maker.

This Promissory Note is secured pursuant to that certain Stock Pledge Agreement, dated as of the date hereof, by and between Maker and Lender (the “Stock Pledge Agreement”).

Maker agrees that neither Maker nor any of its Subsidiaries will (i) incur or suffer to exist any indebtedness other than Permitted Indebtedness, or (ii) incur any other obligations of any nature whatsoever other than in the ordinary course of business, or (iii) prepay, in whole or in part, any indebtedness or other obligations of Maker prior to the stated maturity thereof (provided, however, that Maker may prepay its $500,000 promissory note made payable to Manatuck Hill Scout Fund LP in an amount up to $200,000 so long as, after giving effect to such prepayment, such promissory note continues to be outstanding in a principal amount not less than $300,000), or (iv) create or suffer to exist any lien on or security interest in any of its assets, other than (x) liens and security interests arising under the Stock Pledge Agreement, (y) liens and security interests that are contractually subordinated to liens and security interests arising under the Stock Pledge Agreement, securing indebtedness that is contractually subordinated to the prior payment in full of this Promissory Note, pursuant to the Intercreditor Agreement dated as of April 20, 2015 (the “Subordination Agreement”) among the Lender, holders of all other outstanding indebtedness of the Maker, and the Maker and (z) liens and security interests arising by operation of law that do not secure indebtedness for borrowed money, or (v) sell, assign, or otherwise transfer all or any material part of its assets, other than, in the case of any Subsidiary, in the ordinary course of its business, or (vi) in the case of Maker, pay any dividend or make any other distribution in respect of its Common Stock or any other equity interest in Maker.

“Permitted Indebtedness” shall mean, (1) all indebtedness of Merriman Capital, Inc., a California corporation and a wholly-owned subsidiary of Maker, disclosed to Lender by Maker prior to Maker’s delivery of this Promissory Note to Lender, including, but not limited to, that certain Demand Promissory Note dated as of April 9, 2015, executed and delivered by Merriman Capital, Inc. to Ronald L. Chez and (2) all indebtedness of Maker disclosed to Lender by Maker prior to Maker’s delivery of this Promissory Note to Lender that is subject to the Subordination Agreement.

Upon the occurrence of any Event of Default described in clause (a) or (b) below, immediately and without notice, all outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence of an Event of Default under clause (c), (d), (e), (f) or (g) below, and at any time thereafter during the continuance of such Event of Default, at the option and upon written notice of Lender, all outstanding obligations payable by Maker hereunder shall, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Lender may, immediately and without expiration of any period of grace, enforce payment of all outstanding obligations, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Lender may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(b)           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief is entered or such proceeding is not be dismissed or discharged within thirty (30) days of commencement;

(c)           Maker (i) shall fail to pay any accrued and unpaid interest on this Promissory Note (or fail to make any other payment (other than payment of principal hereof) that is due and payable hereunder or under the Stock Pledge Agreement) when the same becomes due and payable and such failure shall continue for five (5) business days or (ii) shall fail to repay any principal of this Promissory Note when the same becomes due and payable;

(d)           Maker (i) shall fail to observe or perform any covenant contained in clause (i) through (vi) in the preceding paragraph or (ii) shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Promissory Note (other than those specified in clause (c) above) or the Stock Pledge Agreement and such failure shall continue for fifteen (15) business days after Maker’s receipt of written notice from Lender of such failure or, if earlier, after Maker has knowledge or notice thereof;

(e)           A material breach of the Stock Pledge Agreement by Maker or a material breach of the Subordination Agreement by Maker or a Subordinated Lender (as defined therein);

(f)           Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Maker to Lender in writing in connection with this Promissory Note, the Stock Pledge Agreement or the Subordination Agreement, or as an inducement to Lender to enter into this Promissory Note, the Stock Pledge Agreement or the Subordination Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(g)           The Maker or any of its Subsidiaries shall fail to pay any other indebtedness for borrowed money or interest thereon at maturity thereof, or a breach of or default under any agreement or other document governing, or any instrument evidencing, any such indebtedness shall occur which results in a right by the holders thereof, whether or not exercised, to accelerate the maturity of such indebtedness.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Maker shall pay all costs of collection when incurred, including attorneys’ fees, costs and expenses.

This Promissory Note shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York.  The Maker agrees to submit to the jurisdiction of New York state courts and United States federal courts sitting in New York, New York, and waives trial by jury. In the event that any provision of this Promissory Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Maker, to: Merriman Holdings, Inc., 250 California Street, 16th Floor, San Francisco, California 94104, Attention: General Counsel, telecopier: (415) 248-5698, (ii) if to Lender to: Marshall Geller, St. Cloud Capital, LLC, 310 St. Cloud Road, Los Angeles, California 90077, email: mgeller@stcloudcapital.com, as may be updated by a party by written notice to the other party from time to time.

IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed as of the day and year first above written.

MERRIMAN HOLDINGS, INC.

By:
Name: D. Jonathan Merriman
Title: Chief Executive Office

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.

MERRIMAN HOLDINGS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. [_______]
[________] Shares

Original Issue Date: [_______] , 2015

THIS CERTIFIES THAT, FOR VALUE RECEIVED, [______________] or his or its registered assigns (the "Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time in whole or in part from the Original Issue Date set forth above until 5:00 p.m., Eastern Time, on the third anniversary of the Original Issue Date, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, [_____________________ (,000)] shares of the Common Stock, $0.0001 par value per share (the "Common Stock"), of MERRIMAN HOLDINGS, INC., a Delaware corporation (the "Company"), at a price equal to One Dollar ($1.00) per share (provided, however, that after the occurrence of an Event of Default (as defined in the Promissory Note) (regardless whether such Event of Default is cured or waived) such price shall be One Cent ($0.01) per share) (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares."

Section 1.            Definitions.

(a)           “Effective Date" shall mean the date on which the Warrant shall be deemed to have been exercised.

(b)           “Promissory Note” means the $1,000,000 Secured Promissory Note dated April 20, 2015 made by the Company payable to the order of EGS, LLC, a Delaware limited liability company, as amended or otherwise modified from time to time, and any instrument evidencing any debt incurred to refinance or replace the obligations evidenced by such note.

Section 2.  Exercise of Warrant; Conversion of Warrant.

(a)           This Warrant may, at the option of the Holder, be exercised in whole or in part from time to time, on or before 5:00 p.m., Eastern Time, on the Expiration Date, by delivery to the Company at its principal office (i) a written notice of such Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the Holder or an authorized officer thereof, (ii) a check or other funds (the "Funds") payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials").

(b)           As promptly as practicable, and in any event within five (5) business days after the later of (i) its receipt of the Exercise Materials and (ii) the clearing of the Funds, the Company shall execute or cause to be executed and delivered to the Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of the Holder or such other name or names as shall be designated in the Exercise Notice. The Effective Date and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect thereto.

Section 3.             Cashless Exercise.  In lieu of exercising this Warrant pursuant to Section 2(a), the Holder may elect to receive, without payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with an Exercise Notice, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Y (A - B)
X=
A

Where:
X = The number of shares of Common Stock to be issued to the
Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the cashless exercise election is made;

A = The fair market value of one (1) share of Common Stock at the time the cashless exercise election is made; and

B = The Exercise Price (as adjusted to the date of the cashless exercise)

For purposes of this Section 3, the fair market value of one (1) share of Common Stock as of a particular date shall be determined as follows: (i) if listed or quoted for trading on a securities market or exchange, the value shall be deemed to be the average closing price of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the cashless exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the cashless exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as jointly determined in good faith by the Holder and the Company's Board of Directors. If the Holder and the Company's Board of Directors are unable to reach such a determination, the Holder and the Company's Board of Directors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Holder and the Company.

Section 4.             Adjustments to Warrant Shares.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.

(a)           Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           Reclassification, Reorganization, Merger and Consolidation. In case of any reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a) above), or a merger or consolidation of the Company with or into another corporation or other entity in which the Company is not the surviving corporation, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, then, as a condition of such reclassification, reorganization, change, merger, consolidation, sale or other conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) receivable in connection with such reclassification, reorganization, change, merger or consolidation, or upon a dissolution following any such sale or other conveyance, by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization,  change, merger, consolidation, sale or other conveyance (and if any reclassification, capital reorganization or change also results in a change in shares of Common Stock covered by Section 4(a), then such adjustment shall be made pursuant to Sections 4(a) and this Section 4(b)).  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.  The provisions of this Section 4(b) shall similarly apply to successive reclassifications, reorganizations, mergers, consolidations, sales or other conveyances.

(c)           Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d)           Warrant Shares.  The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

Section 5.             Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to Section 4, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. When any such adjustment is required to be made, the Company will promptly, but in any event no later than ten (10) days after said adjustment, notify the Holder of the event giving rise to such adjustment and deliver a copy of each such certificate to the Holder.

Section 6.             Registration Rights. The Holder shall be entitled to registration rights with respect to the Warrant Shares as set forth below.

(a)           If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)           promptly give written notice of the proposed registration to all Holders; and

(ii)          use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 6(b) and 6(c) below, and in any underwriting involved therein, all of such registrable securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s registrable securities.

(b)           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s registrable securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other selling stockholders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(c)           Volume Limitation.   Notwithstanding any other provision of this Section 6, if the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten, the number of securities that may be so included shall be allocated as follows: (i) first, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company; (ii) second, among all holders of registration rights requesting to include securities in such registration statement based on the pro rata percentage of registrable securities held by such holders, assuming conversion or exercise.

Section 7.             No Stockholder Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

Section 8.             Transfer of Securities.

(a)           This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions this Section 8 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

(b)           Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.”

(c)           The Company shall comply with the reporting requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and shall comply with all public information reporting requirements of the Securities Exchange Commission (the “Commission”) (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any securities issuable upon exercise of this Warrant. The Company shall also cooperate with the Holder in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of Common Stock or any other securities issuable upon exercise of this Warrant.

(d) The legend set forth in Section 8(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the Common Stock or any other securities issuable upon exercise of this Warrant upon which it is stamped, if (i) such securities are sold or transferred pursuant to an effective registration statement permitting such resale, (ii) the Common Stock or such other securities are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) the Common Stock or such other securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and, in the case of clause (ii) or (iii), the Holder provides to the Company and its transfer agent an opinion of counsel reasonably satisfactory in form and substance to the Company, to the effect that such a sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

Section 9.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant (the "New Warrant"), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

Section 10.           Miscellaneous.

(a)           The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and the Holder.

(b)           Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c)           Notwithstanding any provision herein to the contrary, the Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel reasonably satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

(d)           All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Merriman Holdings, Inc., 250 Montgomery Street, 16th Floor, San Francisco, California 94104, Attention: Chief Financial Officer, telecopier: (415) 415-248-5690, (ii) if to the Holder to: the address and telecopier number indicated in the Company’s records, which may be updated upon request in writing by Holder from time to time.

(e)           This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of State of California located in the city and county of San Francisco or in the federal courts located in the city and county of San Francisco, California. The parties and the individuals executing this Warrant and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(g)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

MERRIMAN HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Merriman Holdings, Inc. Common Stock Purchase Warrant]

ASSIGNMENT

(To be executed by the Holder to effect a transfer all or part of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ______________________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock, par value $0.0001 per share, of MERRIMAN HOLDINGS, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Holder:

Address

Dated: __________________, 20__

In the presence of:

NOTICE OF EXERCISE

[To be signed only upon exercise of Warrant]

To:
MERRIMAN HOLDINGS, INC.

The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _________ shares of Common Stock, par value $0.0001 per share, of MERRIMAN HOLDINGS, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.

If electronic book entry transfer, complete the following:

Account Number:  ____________________________

Transaction Code Number: _____________________

Dated: ___________________

Holder:

By:
Name:
Title:

EXHIBIT C

FORM OF STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT dated as of April 20, 2015 (this “Pledge Agreement”) between MERRIMAN HOLDINGS, INC. a Delaware corporation (“Debtor”), and EGS, LLC, A Delaware limited liability company (the “Secured Party”).

RECITALS

A.          Debtor has executed a Promissory Note (as hereinafter defined) payable to the order of the Secured Party.

B.           In order to induce Secured Party to extend the credit evidenced by the Promissory Note, Debtor has agreed to enter into this Pledge Agreement and to pledge and grant to Secured Party a first priority security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with the Secured Party as follows:

1.           Definitions and Interpretation.  Unless otherwise defined herein, all other capitalized terms used herein and defined in the Promissory Note shall have the respective meanings given to those terms in the Promissory Note, and all terms defined in the New York Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.           The Pledge.  To secure the Obligations as defined in Section 3 hereof, Debtor hereby pledges and assigns to the Secured Party, and grants to the Secured Party, a security interest in, all of Debtor's right, title and interest, whether now existing or hereafter arising in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the following property (the “Collateral”):

(a)         All of the capital stock (the “Pledged Securities”) of Merriman Capital Inc., a California corporation (the “Issuer”);

(b)         All dividends (including cash dividends), other distributions (including redemption proceeds), or other property, securities or instruments received in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise; and

(c)          All proceeds of the foregoing (“Proceeds”).

3.           Security for Obligations.  The obligations secured by this Pledge Agreement (the “Obligations”) shall mean and include only the $1,000,000 Secured Promissory Note dated April 20, 2015 made by the Debtor payable to the order of the Secured Party, as the same may be amended or otherwise modified from time to time, and any debt obligations incurred to refinance or replace such Promissory Note (the “Promissory Note”), including principal thereof, all interest accrued thereon and other amounts payable with respect thereto, including, without limitation, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

4.           Delivery of Pledged Collateral; Financing Statements.  Concurrently with the execution of this Pledge Agreement, Debtor shall deliver to the Secured Party one or more original certificates representing the Pledged Securities in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.  Debtor hereby authorizes the Secured Party to file a UCC-1 financing statement, naming the Debtor, as debtor, and covering the Collateral, in the appropriate filing office (or offices) under the Uniform Commercial Code as in effect in New York or any other applicable jurisdiction.

5.           Representations and Warranties.  Debtor hereby represents and warrants as follows:

(a)         Issuance of Pledged Securities, Etc.  Except with respect to certain debt obligations subject to the Subordination Agreement dated as of April 20, 2015 (the “Subordination Agreement”) among certain existing lenders to the Debtor and the Secured Party, the Pledged Securities are owned by Debtor free and clear of any and all liens, pledges, encumbrances or charges, and Debtor has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of the Pledged Securities.  The Common Stock, par value $0.001 per share, of Merriman Capital, Inc., a California corporation, owned by the Debtor and included in the Pledged Securities, constitutes 99.998% of the issued and outstanding shares of such class of capital stock of the Issuer, and such class of capital stock of the Issuer is the only authorized class of capital stock of the Issuer.

(b)         Security Interest.  The pledge of the Pledged Collateral creates a valid security interest in the Pledged Collateral, which security interest is a perfected first priority security interest, securing the payment of the Obligations.

(c)         Restatement of Representations and Warranties.  On and as of the date any property becomes Pledged Collateral, the foregoing representations and warranties shall be deemed restated with respect to such additional Pledged Collateral.

6.           Further Assurances.  Debtor agrees that at any time and from time to time, at Debtor's expense, Debtor will promptly execute and deliver all further instruments and documents, including without limitation all additional Pledged Securities, and take all further action, that may be necessary or desirable, or that Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

7.             Voting Rights; Dividends; Etc.

(a)           Rights Prior to an Event of Default.  So long as no Event of Default shall have occurred and be continuing:

(i)           Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii)          Debtor shall be entitled to receive and retain free and clear of the security interest of Secured Parties hereunder any and all dividends and interest paid in respect of the Pledged Securities, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Securities, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities, shall be, and shall be forthwith delivered to Secured Parties to hold as, Pledged Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Parties, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Parties as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral.

(b)           Rights Following an Event of Default.  Upon the occurrence and during the continuance of an Event of Default:

(i)           All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii)          All dividends and interest payments which are received by Debtor contrary to the provisions of subparagraph (i) of this Section 7(b) shall be received in trust for the benefit of Secured Parties, shall be segregated from other funds of Debtor and shall be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

8.             Events of Default; Remedies.

(a)           Event of Default.  An Event of Default shall be deemed to have occurred under this Pledge Agreement upon the occurrence and during the continuance of an Event of Default under the Notes.

(b)           Rights Under the UCC.  In addition to all other rights granted hereby, and otherwise by law, the Secured Party shall have, with respect to the Pledged Collateral, the rights of a secured party under the UCC.

(c)           Sale of Pledged Collateral.  Debtor acknowledges and recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for its  own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Securities to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended or under any state securities law.

(d)           Compliance with the Exchange Act.  Upon the occurrence of an Event of Default and at Secured Party's request, Debtor agrees to use Debtor's best efforts to cause Issuer to disseminate publicly all information required to be disseminated pursuant to the Securities Exchange Act of 1934, as amended, in the event that Issuer or Debtor is required to file reports under such Act, or to otherwise make available such information as to permit the public or private sale of the Pledged Collateral in accordance with the terms of this Pledge Agreement.  Debtor further agrees to use Debtor's best efforts to cause Issuer to cooperate with Secured Party in taking whatever additional action may be required to effect such public or private sale of the Pledged Collateral.

(e)           Notice, Etc. In any case where notice of sale is required, ten (10) days' notice shall be deemed reasonable notice.  The Secured Party may have resort to the Pledged Collateral or any portion thereof with no requirement on the part of Secured Parties to proceed first against any other Person or property.

(f)            Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Secured Party, Debtor shall assemble and make available to Secured Party all records relating to the Pledged Securities at any place or places specified by Secured Party, together with such other information as Secured Party shall request concerning Debtor's ownership of the Pledged Securities and relationship to Issuer; and (ii) the Secured Party or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Securities or any part thereof.

9.             Attorney-in-Fact.

Debtor hereby appoints the Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in the Secured Party’s discretion and to the full extent permitted by law to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

Debtor hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on the Secured Party hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall the Secured Party or any of its officers, directors, employees or agents be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct.

10.           Miscellaneous.

(a)           Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Secured Party or Debtor under this Agreement or the Promissory Note shall be in writing and telecopied, mailed or delivered to each party at the address or telecopier number last given to the other party.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

(b)           Nonwaiver.  No failure or delay on the Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.
(c)           Amendments and Waivers.  This Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and the Secured Party.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)           Assignments.  This Pledge Agreement shall be binding upon and inure to the benefit of the Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not assign its rights and duties hereunder without the prior written consent of the Secured Party.

(e)           Cumulative Rights, etc.  The rights, powers and remedies of the Secured Party under this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Notes or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party’s rights hereunder.  Debtor waives any right to require the Secured Party to proceed against any Person or to exhaust any collateral or to pursue any remedy in the Secured Party’s power.

(f)           Payments Free of Taxes, Etc. All payments made by Debtor under this Pledge Agreement shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement.  Upon request by the Secured Party, Debtor shall furnish evidence satisfactory to the Secured Partythat all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)           Partial Invalidity.  If any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)           Expenses.  Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Secured Party with respect to any amendments or waivers hereof requested by Debtor or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Secured Party’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Agreement, the Promissory Note or the Obligations or any bankruptcy or similar proceeding involving Debtor or any of its Subsidiaries).  As used herein, the term “reasonable attorneys' fees” shall include, without limitation, allocable costs of the Secured Party’s in-house legal counsel and staff.

(i)           Governing Law.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(j)           Jury Trial.  EACH OF DEBTOR AND THE SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.

IN WITNESS WHEREOF, each of the Debtor and the Secured Party has caused this Pledge Agreement to be executed as of the day and year first above written.

Debtor: MERRIMAN HOLDINGS, INC.

By:
D. Jonathan Merriman

Secured Party: EGS, LLC

By:
Marshall Geller, its Manager

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of April 20, 2015 (this “Agreement”) among Ronald L. Chez (“Chez”), First Bank & Trust as Custodian for Ronald L. Chez IRA (“Chez IRA”), D. Jonathan Merriman (“Merriman”), Kenneth R. Werner (“Werner”), William J. Febbo (“Febbo”), Patrick W. O’Brien (“O’Brien”), Manatuck Hill Scout Fund LP (“Manatuck Hill”), James Ross Byrne Revocable Trust (“Byrne”), Babu Sivadasan (“Sivadasan”), Falcon Fund, Ltd. (“Falcon”) and Steven Eskenazi (“Eskenazi” and, together with Chez, Chez IRA, Merriman, Werner, Febbo, O’Brien, Manituck Hill, Byrne, Sivadason and Falcon, collectively, the “Subordinated Lenders”), and EGS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Senior Lenders”), and Merriman Holdings, Inc., a Delaware corporation (the “Borrower”).

RECITALS

WHEREAS, the Borrower has made the promissory notes listed in Exhibit A payable to the respective Subordinated Lenders (together, the “Subordinated Notes”);

WHEREAS, the Subordinated Notes are secured by liens and security interests in all of the capital stock of Merriman Capital, Inc., a Delaware corporation, owned by the Borrower, which is composed of 99.998% of the issued and outstanding Common Stock, par value $.001 per share, of such corporation (which class of capital stock constitutes the only authorized, issued or outstanding class of capital stock of such corporation) (the “Pledged Securities”);

WHEREAS, Borrower has requested the Senior Lenders to make a loan to the Borrower in the principal amounts of $1,000,000, which shall be evidenced by one or more promissory notes made payable to the order of the respective Senior Lenders (each, a “Senior Note”, and together, the “Senior Notes”)

WHEREAS, the obligations of the Borrower in respect of the Senior Notes also are secured by liens and security interests in all of the Pledged Securities;

WHEREAS, it is a condition to the willingness of the Senior Lender to make the loans evidenced by the Senior Notes that the Subordinated Lenders and the Borrower enter into this Agreement; and

WHEREAS, the Senior Lender and the Subordinated Lenders have agreed to the subordination and other intercreditor provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1           Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in Los Angeles, California are authorized or required by law to close.

“Collateral” means all of the assets and property of the Borrower, whether real, personal or mixed, constituting Senior Collateral or Subordinated Collateral.

“Discharge of Senior Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)           payment in cash or immediately available funds of all amounts owing on account of the Senior Obligations, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding; and

(b)           termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Exercise any Creditor Remedies” or “Exercise of Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of any Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any other right or remedy provided to a secured creditor under the Senior Loan Documents or the Subordinated Loan Documents (including the exercise of any right of setoff or recoupment with respect to any obligations owed to the Borrower), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Subordinated Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses), (e) the acceleration of the maturity of any debt obligation after any breach of or default under any document or instrument evidencing or governing such debt obligation, or the exercise of any right to have a debt obligation repurchased or pre-paid prior to the stated maturity thereof, (f) the exercise of any unsecured creditor remedies, including any legal action or other attempt to enforce payment of or collect any debt obligation, or (g) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against the Borrower or any assets of the Borrower.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Borrower;

(b)           any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to the Borrower or with respect to a material portion of its assets;

(c)           any liquidation, dissolution, or winding up of the Borrower whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)           any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Borrower.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Senior Collateral” means the Pledged Securities and all other assets and property of the Borrower, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Obligation, in each case including all proceeds and products thereof.

“Senior Collateral Documents” means the Stock Pledge Agreement dated as of April 20, 2015 between the Borrower and the Senior Lender, as the same may be amended or otherwise modified from time to time, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Obligation or under which rights or remedies with respect to such Liens are governed.

“Senior Default” means any “Event of Default”, as such term is defined in any Senior Loan Document.

“Senior Lenders” has the meaning set forth in the preamble to this Agreement.

“Senior Loan Documents” means the Senior Notes, Senior Collateral Documents and each other document or instrument from time to time executed and delivered in connection therewith.

“Senior Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Senior Notes or any other Senior Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Senior Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Borrower, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding) in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

 “Subordinated Collateral” means the Pledged Securities and all other assets and property of the Borrower or any other Person, whether real, personal, or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Subordinated Obligations, in each case including all proceeds and products thereof.

“Subordinated Collateral Documents” means the Subordinated Security Agreements and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) by the Borrower or any other Person securing any Subordinated Obligations or under which rights or remedies with respect to such Liens are governed.

“Subordinated Default” means any “default” or “event of default” under any Subordinated Loan Document.

“Subordinated Lenders” has the meaning set forth in the preamble to this Agreement.

“Subordinated Loan Documents” means the Subordinated Notes and the Subordinated Collateral Documents.

“Subordinated Notes” has the meaning set forth in the recitals to this Agreement.

“Subordinated Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Subordinated Notes or any other Subordinated Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Subordinated Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Borrower, or that would have accrued or become due under the terms of the Subordinated Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Subordinated Security Agreements” means, collectively, the stock pledge agreements between the Borrower and the respective Subordinated Lenders identified in Exhibit B, as the same may be amended or otherwise modified from time to time.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2           Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  Unless the context requires otherwise:

(a)           except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)           any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c)           any definition of or reference to Senior Obligations or the Subordinated Obligations herein shall be construed as referring to the Senior Obligations or the Subordinated Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)           any reference herein to any person shall be construed to include such person’s successors and assigns and as to the Borrower shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(e)           the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)           all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified; and

(g)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities; Debt Priorities.

2.1           Relative Lien Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Subordinated Obligations granted with respect to any Collateral or of any Liens securing the Senior Obligations granted with respect to any Collateral, and notwithstanding any contrary provision of the UCC or any other applicable law or the Subordinated Loan Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the Senior Obligations, or any other circumstance whatsoever, each Subordinated Lender hereby agrees that:

(a)           any Lien with respect to any Collateral securing any Senior Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Senior Lenders or any of them or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior in right to any Lien with respect to any Collateral now or hereafter held by or on behalf of, or created for the benefit of, any Subordinated Lenders or any agent or trustee therefor; and

(b)           any Lien with respect to any Collateral now or hereafter held by or on behalf of, or created for the benefit of, any Subordinated Lender or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all Collateral securing any Senior Obligations.

All Liens with respect to the Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Subordinated Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower or any other person.

2.2           Prohibition on Contesting Liens.  Each Subordinated Lender agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, priority, validity, attachment, perfection or enforceability of a Lien held by or on behalf of any Senior Lender in the Senior Collateral (or the extent, validity, allowability, or enforceability of any Senior Obligations secured thereby or purported to be secured thereby) or the provisions of this Agreement, and each Senior Lender agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, priority, validity, attachment, perfection or enforceability of a Lien held by or on behalf of any Subordinated Lender in the Subordinated Collateral (or the extent, validity, allowability, or enforceability of any Subordinated Obligations secured thereby or purported to be secured thereby) or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lender or Subordinated Lender to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Obligations as provided in Sections 2.1 and 3.

2.3           New Liens.  So long as the Discharge of Senior Obligations has not occurred, and so long as no Insolvency Proceeding has been commenced by or against the Borrower, the parties hereto agree that neither the Borrower nor any affiliate thereof shall grant any additional Liens on any asset to secure any Subordinated Obligation unless the Borrower or such affiliate (1) gives the Senior Lender at least five (5) Business Days prior written notice thereof and (2) also grants a Lien on such asset to secure the Senior Obligations concurrently with the grant of a Lien thereon in favor of the Subordinated Lenders.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Lender, each Subordinated Lender agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4           Relative Debt Priorities.

(a)           The payment of all Subordinated Obligations shall be postponed and subordinated to the prior Discharge of all Senior Obligations.

(b)           No Subordinated Lender shall demand or receive any payment or other distribution in respect of any Subordinated Obligation, and no payment or other distribution whatsoever in respect of any Subordinated Obligations shall be made by the Borrower or any other Person, nor shall any property or assets of the Borrower be applied to the purchase or other acquisition or retirement of any Subordinated Obligations, until after the Discharge of all Senior Obligations.

Any payments or other distributions received or retained by any Subordinated Lender in violation of this Section 2.4 will be subject to Section 4.2.

SECTION 3.  Exercise of Remedies.

3.1           Standstill.  Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Subordinated Lenders:

(a)           will not exercise or seek to exercise any rights or remedies with respect to any Collateral or with respect to any Subordinated Obligation (including any Exercise of Creditor Remedies);

(b)           will not contest, protest, or object to any Exercise of Creditor Remedies by any Senior Lender; and

(c)           will not object to (and waive any and all claims with respect to) the forbearance by the Senior Lenders from Exercising any Creditor Remedies.

3.2           Exclusive Enforcement Rights.  Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Senior Lenders shall have the exclusive right to Exercise any Creditor Remedies, in each case without any consultation with or the consent of any Subordinated Lender.  In connection with any Exercise of Creditor Remedies, the Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3           Subordinated Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, the Subordinated Lender (and any other Subordinated Lender) may, if an Insolvency Proceeding has been commenced by or against the Borrower, file a claim or statement of interest with respect to the Subordinated Obligations.

3.4           Retention of Proceeds.  No Subordinated Lender shall be permitted to retain any proceeds of Collateral in connection with any Exercise of Creditor Remedies in any circumstance unless and until the Discharge of Senior Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5           Non-Interference.  Each Subordinated Lender hereby:

(a)           agrees that the Subordinated Lenders will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Creditor Remedies by any Senior Lender, including any Disposition of the Collateral, whether by foreclosure or otherwise;

(b)           waives any and all rights the Subordinated Lenders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Lenders seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Lenders is adverse to the interest of the Subordinated Lenders; and

(c)           acknowledges and agrees that no covenant, agreement or restriction contained in any Subordinated Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Lenders with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents.

SECTION 4.  Proceeds.

4.1           Application of Proceeds.  Whether or not any Insolvency Proceeding has been commenced by or against the Borrower, any Collateral or proceeds thereof received in connection with any Exercise of Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of the Senior Lenders in connection with such Exercise of Creditor Remedies, (b) second, to the payment in full in cash of the Senior Obligations in accordance with the Senior Loan Documents, (c) third, to the payment in full in cash of the Subordinated Obligations in accordance with the Subordinated Loan Documents or as otherwise required by applicable law.  If any Exercise of Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Senior Lender that conducted the Exercise of Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2           Turnover.

(a)           Unless and until the Discharge of Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower:

(i)           any Collateral or proceeds thereof received by any Subordinated Lender; and

(ii)           any payments or distributions on account of the Subordinated Obligations received by any Subordinated Lenders;

shall, in each case, be segregated and held in trust and forthwith paid over to the Senior Lenders, ratably, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(b)           If, after the Discharge of Senior Obligations, any payment received by any Senior Lender on account of any Senior Obligation is rescinded or revoked or otherwise recovered from the Senior Lender, this Agreement shall be reinstated and each Subordinated Lender immediately shall pay to the Senior Lender in cash an amount equal to the sum of all payments received by such Subordinated Lenderon account of Subordinated Obligations.

SECTION 5.  Releases; Dispositions; Other Agreements.

5.1           Releases.

(a)           The Senior Lenders shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the Senior Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to any Subordinated Lender.

(b)           If, in connection with any Disposition in connection with the Exercise of Creditor Remedies by any Senior Lender as provided for in Section 3, the Senior Lenders release Liens on any part of the Collateral (or such Liens are released by operation of law) or releases the Borrower from its obligations in respect of the Senior Obligations, then the Liens of the Subordinated Lenders on such Collateral, and the obligations of the Borrower in respect of the Subordinated Obligations, shall be automatically, unconditionally, and simultaneously released.

(c)           If, in connection with any Disposition of any Collateral by the Borrower with the consent of the Senior Lenders, The Senior Lenders release Liens on the portion of the Collateral that is the subject of such Disposition, then the Liens of the Subordinated Lenders on such Collateral shall be automatically, unconditionally, and simultaneously released.

(d)           To the extent that the Liens of any Subordinated Lender in and to any Collateral are to be released as provided in this Section 5.1,

(i)           the Subordinated Lenders shall promptly, upon the written request of the Senior Lenders, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as the Senior Lenders may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by the Subordinated Lenders shall not extend to or otherwise affect any of the rights, if any, of the Subordinated Lenders to the proceeds from any such Disposition of any Collateral (to the extent not applied to the repayment of the Senior Obligations),

(ii)          from and after the time that the Liens of the Subordinated Lenders in and to the Collateral are released, the Subordinated Lenders shall be automatically and irrevocably deemed to have authorized the Senior Lenders to file UCC amendments releasing the Collateral subject to such Disposition as to UCC financing statements between the Borrower and any Subordinated Lender to evidence such release, and

(iii)         in accordance with the provisions of applicable law, the Liens of the Subordinated Lenders shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay Senior Obligations.

(e)           Until the Discharge of Senior Obligations occurs, each Subordinated Lender hereby irrevocably constitutes and appoints each Senior Lender and any officer or agent of the Senior Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lender or in the Senior Lender’s own name, from time to time in Senior Lender’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any copyright mortgage reconveyances, financing statement amendments (form UCC3) or any other endorsements or other instruments of transfer or release.

5.2           Insurance.  Unless and until the Discharge of Senior Obligations has occurred, if any Subordinated Lender shall, at any time, receive any proceeds of any insurance policy covering the Collateral, it shall pay such proceeds over to the Senior Lenders, ratably, in accordance with the terms of Section 4.2.

5.3           Amendments; Refinancings; Legend.

(a)           The Senior Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Senior Obligations may be Refinanced, in each case without notice to, or the consent of, any Subordinated Lender, all without affecting the lien subordination or other provisions of this Agreement.

(b)           The Subordinated Lenders will not transfer or assign any Subordinated Obligations to any other person and the Subordinated Loan Documents may not be amended, restated, modified, supplemented, substituted, refunded or refinanced, in each case, without the prior written consent of Senior Lenders (each acting in its sole discretion), and, without limitation of the foregoing (i) any such transfer, assignment, amendment, restatement, modification, supplement, substitution, refunding or refinancing shall not affect the subordination or other provisions of this Agreement, and (ii) in the case of a transfer, assignment, or refinancing, the holders of such debt shall bind themselves (in a writing addressed to the Senior Lenders) to the terms of this Agreement.

(c)           The Borrower and the Subordinated Lenders agree that each Subordinated Loan Document shall at all times include the following:

“Anything herein to the contrary notwithstanding, the liens and security interests and obligations evidenced herein, and the exercise of any right or remedy with respect thereto, are subject to the provisions of the Intercreditor Agreement dated as of April __, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”).  In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”
5.4           When Discharge of Senior Obligations Deemed to Not Have Occurred.  If the Borrower enters into any Refinancing of the Senior Obligations, then a Discharge of Senior Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Senior Obligations shall be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Senior Lenders under the Senior Loan Documents effecting such Refinancing shall be the Senior Lenders for all purposes of this Agreement.

5.5           Injunctive Relief.  Should any Subordinated Lender in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, any Senior Lender may obtain relief against such Subordinated Lender by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by the Subordinated Lender that (a) the Senior Lenders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) by its execution of this Agreement, each Subordinated Lender waives any defense that the Borrower and/or the Senior Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.  Each Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lender.

SECTION 6.  Insolvency Proceedings.

6.1           Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding.  The relative rights of the Senior Lenders and the Subordinated Lenders to payment of the Senior Obligations and the Subordinated Obligations, respectively, and in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2           Sales.  Each Subordinated Lender agrees that it will consent to, and will not object to or oppose, any motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of the Subordinated Lender under Section 363 or Section 1129 of the Bankruptcy Code if the Senior Lenders have consented to such Disposition of such assets.

6.3           Relief from the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Subordinated Lender agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Lenders or (b) oppose any request by any Senior Lender to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

6.4           No Waiver.  Nothing contained herein shall prohibit or in any way limit the any Senior Lender from objecting in any Insolvency Proceeding involving the Borrower to any action taken by any Subordinated Lenders, including the seeking by any Subordinated Lender of adequate protection or the assertion by any Subordinated Lender of any of its rights and remedies under the Subordinated Loan Documents.

6.5           Avoidance Issues.  If any Senior Lender is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of the Borrower any amount paid in respect of Senior Obligations (or if any Senior Lender elects to do so upon the advice of counsel) (a “Recovery”), then such Senior Lender shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6           Plan of Reorganization.

(a)           If, in any Insolvency Proceeding involving the Borrower, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Obligations and on account of Subordinated Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Subordinated Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)           The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Subordinated Lenders agree that they will not propose, support, or vote in favor of any plan of reorganization of the Borrower that is inconsistent with the priorities or other provisions of this Agreement.  In addition, unless the Senior Lenders consent in writing otherwise, the each Subordinated Lender shall not support or vote in favor of any plan of reorganization (and it shall vote to reject any plan of reorganization) unless such plan pays off, in cash in full, all Senior Obligations.

6.7           Further Assurances.  The Senior Lenders may, and are hereby irrevocably authorized and empowered (in its own name or in the name of any Subordinated Lender or otherwise), but shall have no obligation to, (i) file claims and proofs of claim in respect of the Subordinated Lenders, and (ii) take such other action as the Senior Lenders may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lenders hereunder.

SECTION 7. Waivers; Etc.

7.1           No Waiver of Lien Priorities.

(a)           No right of the Senior Lenders or any of them to enforce any provision of this Agreement or any Senior Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any Senior Lender, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Senior Loan Documents or any of the Subordinated Loan Documents, regardless of any knowledge thereof which the Senior Lenders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of the Borrower under the Senior Loan Documents), the Senior Lenders and any of them may, at any time and from time to time in accordance with the Senior Loan Documents and/or applicable law, without the consent of, or notice to, any Subordinated Lenders, without incurring any liabilities to any Subordinated Lenders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Subordinated Lenders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of any Subordinated Lender:

(i)           change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Senior Obligations or any Lien on any Senior Collateral or guarantee thereof or any liability of the Borrower or any other person, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by the Senior Lenders, the Senior Obligations, or any of the Senior Loan Documents;

(ii)          sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of the Borrower or any other person to the Senior Lenders, or any liability incurred directly or indirectly in respect thereof;

(iii)         settle or compromise any Senior Obligation or any other liability of the Borrower or any other person or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order; and

(iv)         exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other person, elect any remedy and otherwise deal freely with the Borrower or any Senior Collateral and any security and any guarantor or any liability of the Borrower or any other person to the Senior Lenders or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise provided herein, each Subordinated Lender also agrees that the Senior Lenders shall have no liability any Subordinated Lenders, and the Subordinated Lender hereby waives any claim against the any Senior Lender arising out of any and all actions which the Lender may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)           the Senior Loan Documents;

(ii)          the collection of the Senior Obligations; or

(iii)         the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Senior Collateral.  Each Subordinated Lender further agrees that the Senior Lenders have no duty to them in respect of the maintenance or preservation of the Senior Collateral, the Senior Obligations, or otherwise.

(d)           Until the Discharge of Senior Obligations, each Subordinated Lender agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.2           Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of the Senior Lenders and the Subordinated Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Loan Documents or any Subordinated Loan Documents;

(b)           except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Senior Obligations or Subordinated Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Loan Document or any Subordinated Loan Document;

(c)           except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Subordinated Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of the Borrower or any other person; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other person in respect of the Senior Obligations, any Senior Lender, the Subordinated Obligations or any Subordinated Lender in respect of this Agreement.

SECTION 8.  Representations and Warranties and Miscellaneous Covenants.

8.1           Representations and Warranties of the Subordinated Lenders.  Each Subordinated Lender hereby represents and warrants that it is the legal and beneficial owner of all right, title and interest in the Subordinated Notes reflected on Exhibit A as being owned by it.

8.2           Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)           such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)           this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

(c)           the execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.3           Survival.  All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9. Miscellaneous.

9.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the Senior Loan Documents or any of the Subordinated Loan Documents, the provisions of this Agreement shall govern and control.

9.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of debt and lien subordination and the Senior Lenders may continue, at any time and without notice to any Subordinated Lender, to extend credit and other financial accommodations to or for the benefit of the Borrower constituting Senior Obligations in reliance hereof.  Each Subordinated Lender hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any person shall include such person as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to the Senior Lenders, and the Senior Obligations, on the date of Discharge of the Senior Obligations; and

(b)           with respect to the Subordinated Lenders, and the Subordinated Obligations, on the date that the Subordinated Obligations are paid in full in a manner that is not in violation of this Agreement.

9.3           Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4           Information Concerning Financial Condition of the Borrower.  The Senior Lenders, on the one hand, and the Subordinated Lenders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its subsidiaries and all endorsers and/or guarantors of the Senior Obligations or the Subordinated Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations.  The Senior Lenders shall have no duty to advise any Subordinated Lender of information known to it or them regarding such condition or any such circumstances or otherwise.

9.5           Subrogation.  With respect to any payments or distributions in cash, property, or other assets that any Subordinated Lender pays over to the Senior Lenders under the terms of this Agreement, the Subordinated Lender shall be subrogated to the rights of the Senior Lenders; provided, however, that, each Subordinated Lender hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all Senior Obligations has occurred.  Any payments or distributions in cash, property or other assets received by any Subordinated Lenders that are paid over to the Senior Lenders pursuant to this Agreement shall not reduce any of the Subordinated Obligations.

9.6           SUBMISSION TO JURISDICTION; WAIVERS.  Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York, New York, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to herein.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.7.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

9.7           Notices.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given and received when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the initial addresses of the parties hereto shall be as reflected on the signature pages hereof and thereafter may be changed upon written notice to all of the other parties hereto.

9.8           Further Assurances.  Each Senior Lender and each Subordinated Lender agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Senior Agent or any Subordinated Lender may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of the Borrower.

9.9           APPLICABLE LAW.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

9.10         Binding on Successors and Assigns.  This Agreement shall be binding upon the Senior Lenders and the  Subordinated Lenders, and their respective successors and assigns.

9.11         Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13         No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the Senior Lenders and the Subordinated Lenders.  In no event shall the Borrower be a third party beneficiary of this Agreement.

9.14         Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Lenders on the other hand.  Neither the Borrower or any other creditor thereof shall have any rights hereunder and the Borrower may not rely on the terms hereof.  Nothing in this Agreement shall impair, as between the Borrower and the Senior Lenders, or as between the Borrower and the Subordinated Lenders, the obligations of the Borrower to pay principal, interest, fees and other amounts as provided in the Senior Loan Documents and the Subordinated Loan Documents, respectively.

9.15         Costs and Attorneys Fees.  In the event it becomes necessary for any Senior Lender or Subordinated Lender to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16         Integration.  This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUBORDINATED LENDERS:

Ronald L. Chez

FIRST BANK & TRUST, as Custodian for Ronald L. Chez IRA

By:
James J. Kosinski, Vice President

D. Jonathan Merriman

Kenneth R. Werner

William J. Febbo

Patrick W. O’Brien

MANATUCK HILL SCOUT FUND

By:	Manatuck Hill Partners, LLC

By:
Thomas Scalia, Chief Financial Officer

JAMES ROSS BYRNE REVOCABLE TRUST

By:
James Ross Byrne, as Trustee

Babu Sivadasan FALCON FUND, LTD.

By:
Houston Hall, General Partner

Steven Eskenazi

SENIOR LENDER: EGS, LLC

By:
Marshall Geller, its Manager

BORROWER; MERRIMAN HOLDINGS, INC.

By:
D. Jonathan Merriman

Exhibit A

Subordinated Lender	Stated Principal Amount of Notes Held